Ex. 99.1 Delek US Holdings, Inc. Investor Presentation August 2018

Disclaimers Forward Looking Statements: Delek US Holdings, Inc. (“Delek US”) and Delek Logistics Partners, LP (“Delek Logistics”; and collectively with Delek US, “we” or “our”) are traded on the New York Stock Exchange in the United States under the symbols “DK” and ”DKL”, respectively. These slides and any accompanying oral and written presentations contain forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the following: future crude slates; financial strength and flexibility; potential for and projections of growth; return of cash to shareholders, stock repurchases and the payment of dividends, including the amount and timing thereof; crude oil throughput; crude oil market trends, including production, quality, pricing, imports, exports and transportation costs; light production from shale plays and Permian growth; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; differentials including increases, trends and the impact of thereof on crack spreads and refineries; pipeline takeaway capacity and projects related thereto; refinery complexity, configurations, utilization, crude oil slate flexibility, capacities, equipment limits and margins; the ability to unlock value, and the estimated savings from the Alon USA Energy, Inc. (“ALJ”) and Alon USA Partners LP (“ALDW”) transactions; the ability to add flexibility and increase margin potential at the Krotz Springs refinery; improved product netbacks; our ability to complete the alkylation project at Krotz Springs successfully or at all and the benefits, flexibility, returns and EBITDA therefrom; the potential for, and estimates of cost savings and other benefits from, acquisitions, divestitures, dropdowns and financing activities; divestiture of non- core assets and matters pertaining thereto; increased capacity on the Paline Pipeline and the impacts and benefits therefrom; retail growth and the opportunities and value derived therefrom; long-term value creation from capital allocation; execution of strategic initiatives and the benefits therefrom; and access to crude oil and the benefits therefrom. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes," "estimates," "appears," "projects" and similar expressions, as well as statements in future tense, identify forward-looking statements. Investors are cautioned that the following important factors, among others, may affect these forward-looking statements: risks and uncertainties related to the ability to successfully integrate the businesses of Delek US, ALJ and ALDW; the risks that the combined company may be unable to achieve cost-cutting synergies, or it may take longer than expected to achieve those synergies; uncertainty related to timing and amount of value returned to shareholders; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell; gains and losses from derivative instruments; management's ability to execute its strategy of growth through acquisitions and the transactional risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; changes in the scope, costs, and/or timing of capital and maintenance projects; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks contained in Delek US’ and Delek Logistics’ filings with the United States Securities and Exchange Commission. Forward-looking statements should not be read as a guarantee of future performance or results, and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Neither Delek US nor Delek Logistics undertakes any obligation to update or revise any such forward-looking statements. Non-GAAP Disclosures: Delek US and Delek Logistics believe that the presentation of earnings before interest, taxes, depreciation and amortization ("EBITDA"), distributable cash flow and distribution coverage ratio provide useful information to investors in assessing their financial condition, results of operations and cash flow their business is generating. EBITDA, distributable cash flow and distribution coverage ratio should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, distributable cash flow and distribution coverage ratio have important limitations as analytical tools because they exclude some, but not all, items that affect net income. Additionally, because EBITDA, distributable cash flow and distribution coverage ratio may be defined differently by other companies in its industry, Delek US' and Delek Logistics’ definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see reconciliations of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP in the appendix. 2

Investment Overview

Overview (NYSE: DK)	• Current Price: $51.39/share[1] • Market Capitalization: $4.3 billion[1] • NYSE: DKL: (Market cap $697mm) Own 63.4%, including 2% GP[2]
Permian Focused	• Refining crude slate is approximately 70% Permian Basin crude • Big Spring, TX refinery located in Howard County • Logistics presence through DKL in West Texas

Flexible Financial Position to Support Growth	• June 30, 2018 balance sheet:
	  • Delek US: $1.1 billion of cash; $2.0 billion of debt
	  • Includes $5.2 million cash and $737.1 million debt of DKL

Cash Returns to Shareholders	• Repurchased $140 million of stock from Nov. 2017 to June 30, 2018 • Total available authorization $160 million at June 30, 2018 • Increased regular dividend: 2Q18 increased by 25% to $0.25/share; following a 33% increase in 1Q18 to $0.20/share
Alon Acquisition	• Closed Alon USA Energy transaction on July 1, 2017 to purchase remaining 53% • Closed purchase of remaining 18.4% Alon USA Energy Partners LP units on February 7, 2018 • Executing on strategic initiatives to unlock value and capture synergies • Simplified corporate structure

1) Based on price per common share as of close of trading on August 6, 2018.
2) As of June 30, 2018, 5.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US.

3

Second Quarter 2018 Highlights • Adjusted 2Q18 earnings per share of $1.03 and EBITDA of $199.1million • Including RINs mark-to-market adjustment earnings per share of $1.22 and EBITDA of $220.9 million • Performance includes an estimated realized Midland-Cushing differential of $3.00/bbl • Execution on initiatives and strategies supported performance • Commercial - strategies benefitting netbacks and wholesale margins • Operations - Refining utilization at 96%; improved reliability; operating expense below $4/bbl • Synergies - Capturing synergies from the Alon USA transaction • Logistics performance benefitting from Permian position; record EBITDA level • Retail had a strong quarter driven by initiatives and market environment • Deriving Value - Divested $162 million of non-core assets which reduces carrying costs • Continued execution has improved performance of overall positions 1) Please see pages 40 and 41 for reconciliations of Adjusted Net Income and Net Income to Adjusted EBITDA, respectively. 4

Integrated Company with Asset Diversity and Scale Strategically Located Assets with Permian Basin Exposure Refining (1) Logistics (2) Asphalt Retail Renewables • 7th largest independent • 10 terminals 6 asphalt terminals located • Approximately 300 Approx. 23m gallons refiner • Approximately 1,290 in: stores Biodiesel: • 302,000 bpd in total miles of pipeline • El Dorado, AR • Southwest US locations • Crossett, AR • El Dorado, AR • 11.4 million bbls of • Muskogee, OK • Largest licensee of 7- • Cleburne, TX • Tyler, TX storage capacity • Memphis, TN Eleven stores in the US • Big Spring, TX • West Texas wholesale • Big Spring & Henderson, • West Texas wholesale • Krotz Springs, LA • Joint venture crude oil TX marketing business • Crude oil supply: 262,000 pipelines: RIO / Caddo • Richmond Beach, WA bpd WTI linked (207,000 • Own 63.4%, incl. 2% GP, bpd of Permian access) of DKL 1) California refinery located in Bakersfield, which is not shown on the map, has not operated since 2012. 2) Amounts include the Big Spring dropdown that closed in March 2018 with an effective date of March 1, 2018. 5

Delek US Permian Focused WTI-Linked Crude Oil Refining System Current Refining Market Environment

WTI-Linked Refining System with Permian Based Crude Oil Slate

System with Over 300,000 bpd of Crude Oil Throughput Capacity (~70% Permian Basin Based)

Tyler, Texas
- 75,000 bpd crude throughput
- 8.7 complexity
- Light crude oil refinery
- Permian Basin and East Texas sourced crude

El Dorado, Arkansas
- 80,000 bpd crude throughput
- 10.2 complexity
- Flexibility to process medium and light crude oil
- Permian Basin, local Arkansas, East Texas and Gulf Coast crudes

Big Spring, Texas
- 73,000 bpd crude throughput
- 10.5 complexity
- Process WTI and WTS crude oil
- Located in the Permian Basin

Krotz Springs, Louisiana
- 74,000 bpd crude throughput
- 8.4 complexity
- Permian Basin, local and Gulf Coast crude oil sources

Crude Oil Supply is Primarily WTI Linked Barrels -

- Approximately 262,000 bpd/95.6 million barrels per year; $1/bbl. change in WTI-Brent differential is approximately $96 million of annual EBITDA
  - Access to Permian crude oil accounts for 207,000 bpd/ 75 million barrels per year of this crude oil supply; $1/bbl. in WTI Midland-Brent differential is approximately $75.0 million of annual EBITDA
- Krotz Springs – Midland vs LLS - Ability to increase Midland barrels when differential is supportive



Tyler(1)
2%
19%
79%
WTI
ETX
Other

100% WTI linked



El Dorado(1)
14%
21%
65%
WTI
Local AK
Other

100% WTI linked



Big Spring(1)
29%
71%
WTI
WTS

100% WTI linked



Krotz Springs(1)
43%
57%
WTI
GC Sweet

55% WTI linked

(1) Crude oil slate based on amount received year-to-date as of June 30, 2018.

7

Midland WTI-Brent Crude Oil Price Differential Trends Improving

Differential is additive to crack spread trends in the current market environment

- WTI versus Brent has widened
  - Began in early 2017
- Primary drivers of this change include:
  - Global market improvement - OPEC cuts
  - Current WTI price supports production in U.S.
  - Increased light production from shale plays
    - Permian production has continued to grow
  - Transportation cost to clear light crude oil in the export market



WTI Midland vs Brent, $/bbl (1) Outlook
Cushing-Brent Differential
Midland-Cushing Differential
Futures curve
$ per bbl.
$5
$0
-$5
-$10
-$15
-$20
-$25
-$30
Jan-14
Apr-14
Jul-14
Oct-14
Jan-15
Apr-15
Jul-15
Oct-15
Jan-16
Apr-16
Jul-16
Oct-16
Jan-17
Apr-17
Jul-17
Oct-17
Jan-18
Apr-18
Jul-18
Oct-18
Jan-19
Apr-19
Jul-19
Oct-19

1) Differential source: Argus – July 27, 2018; futures based on ICE/NYMEX curve.

8

Permian Basin Attractive Drilling Economics Support Growth Production continued to grow through crude oil price volatility Crude Oil Production Grew Despite Rig Decline (1) • Crude oil production benefited by low 3,500 600 breakeven costs and improved 3,000 500 efficiencies 2,500 400 2,000 300 • As crude oil prices have increased, rig 1,500 200 count has followed 1,000 Active Rig Count • Expected crude oil production Production, 000 bpd 500 100 Rig Count Oil Prod. (MBbl/d) growth to average approximately - 0 700,000 bpd in 2018 and 2019 Jul-07 Jul-08 Jul-09 Jul-10 Jul-11 Jul-12 Jul-13 Jul-14 Jul-15 Jul-16 Jul-17 Jul-18 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Permian Basin Crude Oil Production Growth (2) • Delek US has access to approximately 207,000 bpd of Permian crude oil Current production July 2018: 3.4 m bpd 3.9 3.3 2.5 1.9 2.0 1.4 1.6 0.9 0.9 1.0 1.2 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018E 2019E 1) EIA production data through July 2018, July 2018 Drilling Productivity Report; Baker Hughes rig count as of August 3, 2018. 2) Company estimates; current production based on EIA for July 2018. 9

Permian Basin Outlook - Production v. Pipeline Takeaway Capacity

Production growth may tighten balance as it approaches takeaway capacity



Production Volume 000 barrels per day
5,500
5,000
4,500
4,000
3,500
3,000
2,500
2,000
1,500
1,000
$1.50
($3.50)
($8.50)
($13.50)
($18.50)
WTI Midland Differential ($/bbl)
Capacity under construction
Capacity ramping up
Existing capacity before current cycle
Jan-11 Apr-11 Jul-11 Oct-11 Jan-12 Apr-12 Jul-12 Oct-12 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Jan-18 Apr-18 Jul-18 Oct-18 Jan-19 Apr-19 Jul-19 Oct-19
Existing Capacity
Enterprise Permian - 575 MBD
Sunoco PE III - 360 MBD
Plains Sunrise - 220 MBD
Plains Cactus II - 670 MBD
EPIC - 440 MBD
PSX/ANDV Gray Oak - 700 MBD
Production - Actual
Production - High Case
Production - Low Case
Midland-Cushing Diff Index
Midland-Cushing Diff Forward Curve

- Outlook assumes production growth to average approximately 700,000 bpd in 2018 and 2019
- Permian pipeline take-away utilization should remain >90% during 2018
- Plains Sunrise Expansion, Cactus II, EPIC and Gray Oak are 2019 projects currently under construction out of the announced pipelines
- Midland-Cushing diff forward curve based on August 3, 2018

Source: Delek US and industry/company reports. Takes into consideration pipelines that are currently being constructed and does not take into account announced potential pipelines that may be constructed in the future.

10

Crack Spread Cycle Turning Up Crack spread expected to continue upward trend $50 Brent-WTI Cushing Spread Per Barrel WTI 5-3-2 Gulf Coast Crack Spread Per Barrel 2010 2011 2012 2013 2014 2015 2016 2017 2018F $40 Avg: Avg: Avg: Avg: Avg: Avg: Avg: Avg: Avg: $9.08 $23.78 $26.91 $18.08 $12.60 $15.67 $10.36 $13.51 $13.73 $30 $20 $10 $0 -$10 -$20 2010 Brent- 2011 Brent- 2012 Brent- 2013 Brent- 2014 Brent- 2015 Brent- 2016 Brent- 2017 Brent- 2018F Brent- WTI Diff: WTI Diff: WTI Diff: WTI Diff: WTI Diff: WTI Diff: WTI Diff: WTI Diff: WTI Diff: $(0.67) $(15.81) $(17.57) $(10.77) $(6.48) $(4.86) $(1.71) $(3.88) $(5.69) -$30 2019 1-Jul-12 2-Jul-13 2-Jul-14 2-Jul-15 2-Jul-16 2-Jul-17 2-Jul-18 2-Jan-13 2-Jan-14 2-Jan-15 2-Jan-16 2-Jan-17 2-Jan-18 2-Mar-13 2-Mar-14 2-Mar-15 2-Mar-16 2-Mar-17 2-Mar-18 1-Sep-12 1-Nov-12 2-Sep-13 2-Nov-13 2-Sep-14 2-Nov-14 2-Sep-15 2-Nov-15 2-Sep-16 2-Nov-16 2-Sep-17 2-Nov-17 2-Sep-18 2-Nov-18 10-Jul-10 10-Jul-11 1-May-12 2-May-13 2-May-14 2-May-15 2-May-16 2-May-17 2-May-18 10-Jan-10 10-Jan-11 10-Jan-12 10-Mar-10 10-Mar-11 10-Mar-12 10-Sep-10 10-Nov-10 10-Sep-11 10-Nov-11 10-May-10 10-May-11 1) Source: Platts as of July 31, 2018; 5-3-2 crack spread based on HSD. Mitsui Forward Curve as of August 6, 2018 2) Crack Spreads: (+/-) Contango/Backwardation 11

Initiatives Underway to Create Sustainable Value

Over Last Year Value Has Been Unlocked From Alon Transaction Simplified Corporate Structure, Divested Non-Core Assets, Unlocked Logistics Value and Captured Synergies • Simplified Corporate Structure • On February 7, 2018, acquired remaining limited partner units of Alon USA Partners (ALDW); Delek US previously owned 81.6% of the outstanding common units; All stock for unit transaction with exchange ratio of 0.49 shares of Delek US for each ALDW common unit not already owned by Delek US • Divesting Non-Core West Coast Assets – Approximately $162 million of asset sales to date in 2018 • Paramount, California/AltAir Renewables (1) - Sold for approximately $72.0 million on March 16, 2018 • Expected proceeds included Delek US’ portion of the biodiesel tax credit for 2017 • West Coast Asphalt Terminals – Sold for $75.0 million plus working capital on May 21, 2018 • Long Beach (1) – Sold for $14.9 million in July 2018 • Evaluations continue on the Bakersfield, California location • Simplified Debt Structure • Closed on a five year $1.0 billion revolving ABL and seven year $700 million term loan B on March 30, 2018 • Consolidated the number of debt facilities and lowered overall interest cost • Creates an expected additional annualized interest savings of approximately $20.0 million; • Unlocked Big Springs Logistics Value • Dropped down effective March 1, 2018 for $315 million • Supported growth at DKL with an expected annual EBITDA of $40.2 million • On Track to Capture $130 million to $140 million of Annualized Synergies 1) At Sept. 30, 2017 Paramount and Long Beach were presented as discontinued operations per accounting requirements due to efforts to divest the operations. Bakersfield remains as part of continuing operations. 13

Robust Synergy Opportunity from DK/ALJ Combination

Steady improvement in expected synergies from transaction

Type	Description	New Estimate	Apr. 2018 Estimate
Commercial	• Logistics, purchase and trading benefits from a larger platform	• $33-$40 m	• $24-$34 m
Operational	• Sharing of resources across the platform; improved insurance and procurement efficiencies	• $23-$25 m	• $21-$24 m
Cost of Capital	• Benefit from Delek US' financial position to reduce interest expense through refinancing efforts	• $35-$36 m	• $34-$35 m
Corporate	• Reducing the number of public companies; consolidating functions to improve efficiencies	• $39-$39 m	• $36-$37 m



($ in millions)
Corporate
Cost of Capital
Operational
Commercial
Targets
$85-$105
$105-$120
$115-$130
$130-$140
$131
Org. Target
Target #2 Feb. 2018
Target #3 Apr. 2018
Target #4 Aug. 2018
Captured To Date 6/30/18

Expect to achieve run-rate synergies of approximately $130-$140 million in 2018; $131 million of annualized synergies captured as of June 30, 2018

14

Krotz Springs Improvement Initiatives Areas of focus to add flexibility and increase margin potential from refinery Improve Units to Add Product Flexibility • Alkylation Project – approx. $103.0 million cost; 1Q19 expected completion • Estimated annual EBITDA (1) $35-$40 million Crude – Transportation and Flexibility • Transportation – focus on reducing the cost of crude oil delivered into Krotz Springs • Flexibility – Working with DKL to explore ways to increase ability to access lower cost crude oil • Create ability to adjust crude slate between LLS and Midland based on market conditions and refinery runs Product Netback Improvement • Build out wholesale business along the Colonial Pipeline system 1) Please see page 37 for a reconciliation of forecasted net income to forecasted EBITDA. 15

Krotz Springs Alkylation Project

Expected annual EBITDA $35 to $40 million; Target completion in 1Q19

- **Alkylation unit with 6,000 bpd capacity**
  - Approx. $103.0 million estimated capital costs with $60.7 million spent as of June 30, 2018
- **Improves refinery flexibility**
  - Converts lower priced isobutane into higher value alkylate
  - Enables multiple summer grades of gasoline to be produced
  - Increases octane to produce premium gasoline
  - Ability to access local markets
- **Estimated project returns**
  - Estimated annual EBITDA(1) $35-$40 million
  - Driven by the conversion/reduces dependency on crack spread environment for project return
  - Economics based on 67 cents/gallon spread between CBOB 7.8 and iso-butane
  - Sensitivity: each 10 cents/gallon change in spread equals $3.2 million EBITDA change

Change in Yields, in 000 bpd



Gasoline
Diesel/Jet
Heavy Oils
Other
11.1
8.0
22.2
38.4
8.7
8.0
22.2
44.0
Base
Alky

Gulf Coast CBOB 7.8 – Isobutane Spread



Spread, per gallon
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.69
$0.97
$1.23
$1.21
$0.90
$0.61
$0.65
$0.69
$0.71
$0.85
$0.84
2011
2012
2013
2014
2015
2016
1H 17
2H 17
1Q18
2Q18
Jul-18
CBOB - Isobutane
Base Line Economics

1) Please see page 37 for a reconciliation of forecasted net income to forecasted EBITDA.

16

Logistics Assets Positioned for Growth

Overview

Logistics Segment Consist of DKL	• Current Price: $28.69/unit [1] NYSE: DKL • Market Capitalization: $697 million [1] • Current Distribution: $0.770/LP unit qtr.; $3.08/LP unit annualized[2] • Current Yield: 11.0% [1][2] • Distribution per LP unit growth rate target = minimum of 10% annually through 2019
2Q18 Highlights *Achieved Record EBITDA Level* *Improved DCF Coverage*	• 2Q18 Net income of $25.6 million and EBITDA of $45.4 million [3] • $206.1 million credit availability at June 30, 2018; Total leverage 4.44x • 2Q18 Net cash from operating activities of $28.0 million, distributable cash flow (DCF) of $33.5 million and distribution coverage ratio of 1.34x
Growing Permian Basin Platform *Supporting Operating Results*	• Big Spring logistics assets acquired in March 2018 • Expanded the Paline Pipeline – allows shippers to take advantage of crude oil differentials • West Texas wholesale marketing operations gross margin remain strong • Platform benefitting from Permian Basin crude oil activity
Stable Cash Flow Focused	• Primarily traditional MLP assets/structure • Inflation-indexed fees for most contracts • Primarily initial long term fee-based contracts with minimum volume commitments

(1) Based on price per common limited unit as of close of trading on August 6, 2018.
(2) Annualized distribution based on quarterly distribution for quarter ended June 30, 2018 that was paid on August 13, 2018.
(3) For reconciliation please refer to pages 42 and 43.
(4) Currently 5.4% of the ownership interest in the general partner is owned by three members of senior management of Delek US (who are also directors of the general partner). The remaining ownership interest is held by a subsidiary of Delek US.

18

Logistics Assets Positioned to Benefit from Permian Basin Activity

Growing logistics assets support crude sourcing and product marketing for customers

Pipelines/Transportation Segment

- ~805 miles [1] of crude and product transportation pipelines, including the 195 mile crude oil pipeline from Longview to Nederland, TX
- ~ 600 mile crude oil gathering system in AR
- Storage facilities with 10 million barrels [2] of active shell capacity
- Rail Offloading Facility

Wholesale/Terminalling Segment

- Wholesale and marketing business in Texas
- 10 light product terminals[2] TX, TN, AR
- Approx. 1.4 million barrels[2] of active shell capacity



Big Springs
Colorado City
Abilene
Fort Worth
Dallas
Midland
San Angelo
Waco
Tyler
Shreveport
Little Rock
Memphis
Nashville
Brentwood
Knoxville
El Dorado
Monroe
Krotz Spring
New Orleans
Beaumont
EAST TEXAS LOGISTICS SYSTEM
Greenville
Mt. Pleasant
Big Sandy
Longview
Tyler
Kilgore
Henderson
SALA GATHERING SYSTEM
El Dorado
Magnolia
AR
LA
DELEK LOGISTICS (DKL)
Product Terminal
Corporate Headquarters
Product Tank Farm
Crude Tank Farm
Product Pipeline
Crude Pipeline
THIRD-PARTY ASSETS
Enterprise Pipeline (Product)
Delek US Refinery

(1) Includes approximately 240 miles of leased pipeline capacity.
(2) Amounts include the Big Spring drop down that was closed in March 2018 with an effective date of March 1, 2018.

19

Increased Drop Down Inventory plus Organic Project Creates Platform to Support Logistics Growth

Potential Growth for DKL

- Delek Logistics provides platform to unlock logistics value
- Increased access to Permian and Delaware Basin through presence of Big Spring refinery
  - Improves ability to develop crude oil gathering and terminalling assets
- Big Spring Logistics assets dropdown closed in March 2018, effective March 1
  - $40 million est. annualized EBITDA[2]
- Completed Paline Pipeline expansion in early March 2018
  - Capacity to 42,000 bpd from 35,000 bpd
  - $5 million est. annualized EBITDA uplift
- **Potential Dropdown Inventory:**
  - Krotz Springs Assets - $30 to $34 million EBITDA/ year [2]

Strong EBITDA Growth Profile Supporting Distribution Growth [1]



($ in millions)
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$141
$4
$27
$32
Target 2019
$204
Note: based on DKL LTM EBITDA + incremental benefit from Paline and dropdowns
2Q18 LTM EBITDA
Annualized EBITDA - Paline expansion March 2018
Big Spring Dropdown March 2018
Krotz Springs Dropdown Inventory
Total Annualized EBITDA Potential

1) Information for illustrative purposes only to show potential based on estimated dropdown assets listed. Actual amounts will vary based on market conditions, which assets are dropped, timing of dropdowns, actual performance of the assets and Delek Logistics in the future. Expected amounts adjusted for what is captured in the LTM period.
2) Please see pages 38 and 39 for a reconciliation of EBITDA of Krotz Springs and Big Spring drop downs, respectively.

20

Big Spring Dropdown Expected to Provide Growth • Closed in March with an effective date of March 1, 2018 • Purchase price of $315.0 million, which equates to a 7.8x EBITDA multiple. • Expected annualized EBITDA of $40.2 million (1) • Financed through a combination of cash on hand and borrowings on the revolving credit facility. • This acquisition consists of: • Storage tanks and salt wells – ~3.0 million barrels of aggregate shell capacity • Product terminals – Consists of an asphalt terminal that operated at 3,900 bpd during 2H17 and a light products terminal with 54,000 bpd throughput capacity, which operated at 28,000 bpd during 2H17 • Marketing agreement –Delek Logistics will provide services necessary to market various refinery products produced at the refinery. 2H17 total sales volume for products to be covered by this agreement was ~74,700 bpd 1) Please see page 39 for a reconciliation of EBITDA. 21

Positive Outlook for Paline Pipeline and West Texas Wholesale

Paline Pipeline

- **Approximately 195-mile 42 kbpd crude oil pipeline from Longview, TX south to Beaumont**
  - Allows shippers the ability to ship Midland or Cushing crude barrels to the Gulf Coast
- **Increased capacity in March 2018**
  - Added pump capacity to achieve 42,000 bpd from 35,000 bpd
  - Evaluating potential for additional capacity


LONGVIEW
LA
TX
BEAUMONT
GULF OF MEXICO
DELEK LOGISTICS (DKL)
SOUTHBOUND-MAINLINE
NORTHBOUND
THIRD-PARTY TANK FARM
PUMP STATION

West Texas Wholesale

- **Operates in an area around the Permian Basin; complementary to Delek US refining / retail in region:**
  - Purchases refined products from third parties for resale at owned and third party terminals in west Texas
  - Includes ethanol blending activity
  - Drilling rig count has increased since May 2016; there are currently 480 rigs operating in the Permian Basin[1]

West Texas Wholesale and Marketing Gross Margin


($ in millions)
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
$7.2
13,377 Bbl/d
$7.6
14,353 Bbl/d
$8.5
15,493 Bbl/d
$15.5
16,523 Bbl/d
$14.0
18,156 Bbl/d
$28.2
16,707 Bbl/d
$8.0
16,357 Bbl/d
$6.9
13,257 Bbl/d
$20.3
13,817 Bbl/d
$8.7
13,942 Bbl/d
$16.4
14,091 Bbl/d
2009
2010
2011
2012
2013(2)
2014(2)
2015(2)
2016(2)
2017(2)
YTD 2017(2)
YTD 2018(2)

1) Source: Baker Hughes Drilling Rig report through August 3, 2018.
2) RINs gross margin benefit included in the 2013 West Texas gross margin per barrel was approximately $6.4 million, or $0.99/Bbl, 2014 gross margin included $4.6 million, or $0.75/Bbl, 2015 gross margin included $5.3 million, or $0.89/Bbl, 2016 gross margin included $6.7 million, or $1.39/bbl, 2017 gross margin included $5.6 million, or $1.11/bbl, 1Q18 gross margin included $1.1 million, or $0.81/bbl, 2Q18 gross margin included $0.8 million, or $0.71/bbl.

22

Future Potential Dropdowns to DKL Expected to Benefit Delek US Cash Flow

Supports Long Term Distribution Growth at Delek Logistics

- DKL distribution was $0.77/unit for 2Q 2018
- DKL distribution growth target per LP unit of at least 10% annually through 2019
- Delek US Ownership:
  - 61.4% of LP Units
  - 2% GP Interest

Delek US GP and IDR Ownership is in DKL in the high splits

	Total Quarterly Distribution Per Unit Target Amount	Unitholders	General Partner
Minimum Quarterly Distribution	below $0.37500	98.0%	2.0%
First Target Distribution	$0.37500 to $0.43125	98.0%	2.0%
Second Target Distribution	$0.43125 to $0.46875	85.0%	15.0%
Third Target Distribution	$0.46875 to $0.56250	75.0%	25.0%
Thereafter	above $0.56250	50.0%	50.0%

Assumed Annual Distribution (LP and GP) to Delek US if Delek Logistics were to have a long-term distribution growth of 10% per year.(1)



$ in millions
2016 – 2020E GP distribution CAGR +34%
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$-
$1.9
$28.1
$5.0
$33.1
$12.4
$38.3
$18.8
$42.7
$23.7
$46.4
$31.6
$51.4
$39.8
$56.5
2014
2015
2016
2017
2018E
2019E
2020E
Distribution - LP
Distribution - GP

1) Based on no change in number of units and assumes all units are paid distribution, including IDRs to Delek US and its affiliates. Targeted annual growth rate in distribution based on 10% through 2019 per Delek Logistics guidance in 4Q16 earnings release. Growth based on declared amounts. Growth from 2019 to 2020 based on 10% per year. Delek US and affiliates own approximately 61% of limited partner units and 100% of the general partner units. Information for illustrative purposes only; actual amounts will be determined by Delek Logistics based on future performance and pursuant to its partnership agreement.

23

DKL: Increased Distribution with Conservative Coverage and Leverage Distribution per unit has been increased twenty-two consecutive times since the IPO $0.705 $0.715 $0.725 $0.750 $0.770 $0.630 $0.655 $0.680 $0.690 $0.550 $0.570 $0.590 $0.610 $0.475 $0.490 $0.510 $0.530 $0.375 $0.385 $0.395 $0.405 $0.415 $0.425 MQD (1)1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Distributable Cash Flow Coverage Ratio (2)(3)(4) Avg. 1.68x in 2014 Avg. 1.35x in 2013 Avg. 1.35x in 2015 Avg. 1.11x in 2016 Avg. 0.97x in 2017 1.61x 2.02x 1.42x 1.67x 1.39x 1.32x 1.30x 1.35x 1.25x 1.49x 1.47x 1.06x 1.34x 1.18x 1.20x 1.29x 1.00x 1.14x 0.98x 0.88x 0.97x 0.96x 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 Leverage Ratio (5) 3.83x 4.60x 4.44x 3.21x 2.69x 2.55x 2.56x 3.00x 3.14x 3.11x 3.49x 3.48x 3.47x 3.70x 3.85x 3.88x 3.72x 3.77x 2.28x 2.40x 1.70x 1.58x 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 1) MQD = minimum quarterly distribution set pursuant to the Partnership Agreement. 2) Distribution coverage based on distributable cash flow divided by distribution amount in each period. Please see page 42 for reconciliation. 3) 2Q18 based on total distributions to be paid on August 13, 2018. 4) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015. 24 5) Leverage ratio based on LTM EBITDA as defined by credit facility covenants for respective periods.

Opportunities for Retail

Integrated wholesale **marketing** and retail network at Big Spring; complementary to DKL West Texas

Current Retail Operations

- Approximately 300 store retail system in Central/West Texas and New Mexico
  - Big Spring refinery supplies ~635 branded sites, including substantially all of Alon's retail sites
- Opportunity to invest in business to improve store base and grow over time to increase retail system value



Albuquerque
Phoenix
Tucson
Wichita Falls
Abilene
Big Spring
El Paso
Tyl er
El Dorado
Krotz Springs
Legend:
Refineries
Branded license agreement and payment card location
Branded company-operated and distributor location
Unbranded supply available
DKL served terminals

Prior Retail Experience

- Built Southeast U.S. retail system with 348 stores
- In November 2016 sold the network for $535.0 million, net cash proceeds of $377.3 million before tax
- Deal value of approximately 12.7x EBITDA multiple

Comparative Retail Transaction EBITDA Multiples



Median: 10.4x
13.6x
16.4x
6.9x
7.9x
19.3x
7.8x
10.4x
12.7x
Susser (2014)
Hess (2014)
Pioneer (2014)
Aloha (2014)
Warren (2014)
Pantry (2014)
CST Brands (2016)
DK Retail (2016)

25

Solid Financial Position

Financial Strength and Flexibility to Support Initiatives At June 30, 2018 approximately $1.1 billion of cash Cash Balance ($MM) (1) • Focused on growing business, while maintaining $1,133 $1,018 financial flexibility $932 • Sold retail assets in Nov. 2016 for $535 million $689 • Closed Alon transaction on July 1, 2017 $590 $383 $430 $287 • At June 30, 2018, cash balance of $1.1 billion $219 and net debt of $909.7 million $40 • Net debt of $177.8 million excluding DKL 2010 2011 2012 2013 2014 2015 2016 2017 Mar 31 Jun 30 related cash/debt 2018 2018 Capitalization as of June 30, 2018 (2) • Current balance sheet expected to have $ in millions financial flexibility to support: Current Debt $180.8 • Capital allocation program focused on Long-Term Debt 1,861.7 investment, return to shareholders and Total Debt $2,042.5 growth over cycle Cash ($1,132.8) Net Debt Delek US Consolidated $909.7 Delek Logistics Total Debt $737.1 Cash ($5.2) Net Debt Delek Logistics $731.9 Net Debt Delek US excluding DKL $177.8 1) Amounts prior to 4Q16 have been adjusted to remove cash associated the retail operations that were sold in November 2016. 2) Based on company filings as of 8/8/18. 27

Capital Allocation Focused on Long-Term Value Creation

- **Invest in the business**
  - 2018 spending includes the Alkylation Project at Krotz Springs
  - 1Q 2019 El Dorado Turnaround planning underway
- **Programs in place allow different options to return cash to shareholders**
  - 2Q18 increased regular dividend by 25% to $0.25/qtr
    - Follows a 1Q18 increased regular dividend by 33% to $0.20/qtr
  - $150 million DK share repurchase plan(1) approved in 1Q18; total authorization available of $160 million
- **Announced $162 million of asset divestitures in 2018**

Historical Capital Spending (3)



($ in millions)
$88.6
$157.1
$213.6
$191.0
$46.3
$177.5
$228.0
2012A
2013A
2014A
2015A
2016A
2017A
2018E

Dividends Declared ($/share)



Regular
Special
$0.15
$0.15
$0.33
$0.15
$0.60
$0.39
$0.21
$0.95
$0.40
$0.55
$1.00
$0.40
$0.60
$0.60
$0.60
$0.60
$0.95
2010
2011
2012
2013
2014
2015
2016
2017
2018F(2)

DK Share Repurchases ($MM)



$37.0
$74.6
$42.3
$6.0
$25.0
$95.3
$20.0
2013
2014
2015
2016
4Q17
1Q18
2Q18

1) These plans do not have expiration dates.
2) Based on 1Q18 quarterly dividend of $0.20/share declared on 2/26/18, 2Q18 quarterly dividend of $0.25/share declared by the board on 5/7/18, 3Q18 quarterly dividend of $0.25/share declared by the board on 8/7/18, and assumed 4Q18 quarterly dividend of $0.25. Actual amount for 2018 subject to approval by the Board of Directors during the year.
3) In addition to 2018 capital expenditures shown, there is approximately $75.7 million of midstream projects to enhance Delek's Permian position.

28

Initiatives Underway to Create Sustainable Value Execution of strategic initiatives • $131 million captured on annualized basis in 2Q18 Capturing Synergies • Increased annualized target range to $130 million to $140 million • On track to reach annualized goal in 2018 Investing in the Business • Improve Krotz Springs refinery flexibility • $103 million project; expected completion in 1Q19 (Alkylation Project) • $35 to $40 million annual EBITDA potential • Commercial strategies improving netbacks and wholesale margins Focusing on Execution • 2Q18 refinery utilization at 96%; Operating expense below $4/bbl • Logistics and Retail segments had strong 2Q18 results • Divest assets to create cash flow to Delek US Divesting Non-Core Assets • Sold $162 million of non-core asset in 2018 to date • Completed $315 million Big Spring dropdown to DKL- $40 million annualized EBITDA Unlocked Logistics Value • Approximately $32 million of potential logistics annualized EBITDA in dropdown inventory • Supports growth at DKL 1) Please see pages 38 and 39 for a reconciliation of EBITDA of Krotz Springs and Big Spring drop downs, respectively. 29

Current Valuation Below Peer EV to EBITDA Positioned to benefit from the Midland discount; Executing initiatives to create sustainable value (1) Based on NASDAQ IR Insights/Factset as of August 3, 2018. 30

Questions and Answers Significant Organic Focus on Long-Term Growth / Margin Shareholder Returns Improvement Opportunities An Integrated and Permian Focused Diversified Refining, Financial Flexibility Refining System Logistics and Marketing Company Complementary Logistics Systems

Appendix

Delek US Focused on Growth through Acquisitions

Assets Purchased

	2005 to 2007	2011 to 2012	2013 to Current
Crude Gathering		2011 SALA Gathering Lion Oil acquisition	Increased Gathering East and West Texas
Crude Logistics		2011 Paline Pipeline $50 mm; 2012 Nettleton Pipeline $12.3 mm	DKL Joint Ventures RIO Pipeline Caddo Pipeline Exp. Inv.: ~$104 mm
Refining	2005 Tyler refinery & related assets $68.1 mm(1)	2011 Lion refinery & related pipeline & terminals $228.7 mm(1)	2013 Biodiesel Facility $5.3 mm; 2014 Biodiesel Facility $11.1 mm; 2015 47% ownership in Alon USA; 2017 Acquired rest of Alon USA; 2018 Acquired rest of Alon USA Partners
Product Logistics	2006 Abilene & San Angelo terminals $55.1 mm	2012 Big Sandy terminal & pipeline $11.0 mm	2013 Tyler-Big Sandy Pipeline $5.7 mm; 2013 North Little Rock Product Terminal $5.0 mm; 2014 Mt. Pleasant System $11.1 mm (2); 2014 Frank Thompson Transport $11.9 mm
Retail	Acquisition Completed 171 retail fuel & convenience stores & related assets $157.3 mm	2011 - 2014 Building new large format convenience stores	2015 47% ownership in Alon USA; 2016 Sold MAPCO for $535mm; 2017 Acquired rest of Alon USA

(1) Includes logistic assets in purchase price. Purchase price includes working capital for refineries.
(2) Mt. Pleasant includes $1.1 million of inventory.

Refinery Segment | Logistics Segment | Retail Segment

33

Current Delek US Corporate Structure 94.6% Delek US Holdings, Inc. ownership interest (1) NYSE: DK Market Cap: $4.3 billion (2) Delek Logistics GP, LLC (the General Partner) 61.4% interest in LP units 2.0% interest General partner interest Incentive distribution Delek Logistics Partners, LP rights NYSE: DKL Market Cap: $697 million (2) 1) As of June 30, 2018, a 5.4% interest in the Delek US ownership interest in the general partner is held by three members of senior management of Delek US. The remaining ownership interest is indirectly held by Delek US. 2) Market cap based on share and unit prices on August 6, 2018. 34

Access to Midland Crude Oil Benefits Margins WTI Midland vs. WTI Cushing Crude Oil Pricing ($ per barrel) $2.00 $0.00 ($2.00) ($4.00) ($6.00) ($8.00) Approx. 207,000 ($10.00) bpd of Midland crude oil in DK ($12.00) system ($14.00) Jul-11 Jul-12 Jul-13 Jul-14 Jul-15 Jul-16 Jul-17 Jul-18 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jun-11 Jun-12 Jun-13 Jun-14 Jun-15 Jun-16 Jun-17 Jun-18 Oct-11 Oct-12 Oct-13 Oct-14 Oct-15 Oct-16 Oct-17 Apr-11 Apr-12 Apr-13 Apr-14 Apr-15 Apr-16 Apr-17 Apr-18 Feb-11 Sep-11 Feb-12 Sep-12 Feb-13 Sep-13 Feb-14 Sep-14 Feb-15 Sep-15 Feb-16 Sep-16 Feb-17 Sep-17 Feb-18 Sep-18 Dec-11 Dec-12 Dec-13 Dec-14 Dec-15 Dec-16 Dec-17 Aug-11 Aug-12 Aug-13 Aug-14 Aug-15 Aug-16 Aug-17 Aug-18 Nov-11 Nov-12 Nov-13 Nov-14 Nov-15 Nov-16 Nov-17 Mar-11 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 May-11 May-12 May-13 May-14 May-15 May-16 May-17 May-18 Source: Argus – as of August 6, 2018 35

U.S. Refining Environment Trends Refined Product Margins and WTI-Linked Feedstock Favor Delek US Brent-WTI Cushing Spread Per Barrel (1) WTI 5-3-2 Gulf Coast Crack Spread Per Barrel(2) LLS 5-3-2 Gulf Coast Crack Spread Per Barrel (2) $50 $40 $30 $20 $10 $0 -$10 -$20 -$30 Jul-10 Jul-11 Jul-12 Jul-13 Jul-14 Jul-15 Jul-16 Jul-17 Jul-18 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Mar-10 Mar-11 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 Sep-10 Nov-10 Sep-11 Nov-11 Sep-12 Nov-12 Sep-13 Nov-13 Sep-14 Nov-14 Sep-15 Nov-15 Sep-16 Nov-16 Sep-17 Nov-17 May-10 May-11 May-12 May-13 May-14 May-15 May-16 May-17 May-18 1) Source: Platts as of July 31, 2018; 5-3-2 crack spread based on HSD 2) Crack Spreads: (+/-) Contango/Backwardation 36

Non-GAAP Reconciliations of Potential Alkylation Project EBITDA (1) Reconciliation of Forecast U.S. GAAP Net Income (Loss) to Forecast Forecasted EBITDA for Alkylation Project Range Forecasted Net Income $ 17.8 $ 21.0 Add: Interest Expense, net — — Income tax expense 10.3 12.1 Depreciation and amortization 6.9 6.9 Forecasted EBITDA $ 35.0 $ 40.0 1) Based on projected range of potential future performance from the alkylation unit project at Krotz Springs. Amounts of EBITDA, net income and timing will vary. Actual amounts will be based on timing of completion, performance of the project and market conditions. 37

Non-GAAP Reconciliations of Krotz Springs Potential Dropdown EBITDA (1) 1) Based on projected range of potential future logistics assets that could be dropped to Delek Logistics from Delek US in the future. Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. 38

Non-GAAP Reconciliations of EBITDA (1) Big Spring Logistics Drop Down and Marketing Agreement Reconciliation of Forecasted Annualized Net Income to Forecasted EBITDA Tanks, Terminals ($ in millions) and Marketing Agreement Forecasted Net Income $ 13.3 Add: Income tax expense - Depreciation and amortization 5.1 Amortization of customer contract intangible assets 7.2 Interest expense, net 14.6 Forecasted EBITDA $ 40.2 1) Amounts of EBITDA, net income and timing will vary, which will affect the potential future EBITDA and associated deprecation and interest at DKL. Actual amounts will be based on timing, performance of the assets, DKL’s growth plans and valuation multiples for such assets at the time of any transaction. 39

Non-GAAP Reconciliations of Adjusted Net Income (Loss) per Share Three Months Ended June 30, Reconciliation of U.S. GAAP Net Income (Loss) per share to Adjusted Net 2018 2017 Income (Loss) per share (Unaudited) Reported income (loss) per share $0.89 ($0.61) Adjustments, after tax (per share) (1) Net inventory valuation loss (gain) - 0.11 Unrealized hedging loss 0.08 0.07 Transaction related expenses 0.02 0.03 Tax Cuts and Jobs Act adjustment 0.11 - Gain on sale of the asphalt business (0.11) - Discontinued operations loss 0.01 - Total adjustments 0.11 0.21 Dilutive effect of convertible debt on adjusted results (2) 0.03 - Adjusted net income (loss) per share $1.03 ($0.40) RINs mark-to-market, after tax 0.19 - Net income (loss) per share including total adjustments and RINs mark-to- $1.22 ($0.40) market Shares used in computing Non-GAAP dilutive effect of convertible debt (2) : Diluted 90,244,357 62,054,485 Adjustment for economic benefit of note hedge related to Senior 2,635,399 - Convertible Notes Non-GAAP Adjusted Diluted Share Count 87,608,958 62,054,485 1) The tax calculation is based on the appropriate marginal income tax rate related to each adjustment and for each respective time period, which is applied to the adjusted items in the calculation of adjusted net income in all periods. 2) Delek US has a convertible note hedge transaction in effect to offset the economic dilution of the additional shares from the convertible note that matures in September 2018. 40

Non-GAAP Reconciliations of Adjusted EBITDA Three Months Ended June 30, Reconciliation of Net Income (Loss) to Adjusted EBITDA 2018 2017 (Unaudited) Reported net income (loss) attributable to Delek $79.10 ($37.90) Add: Interest expense, net 30.60 14.10 Income tax expense (benefit) - continuing operations 32.80 (27.00) Depreciation and amortization 49.20 29.50 EBITDA 191.70 (21.30) Adjustments Net inventory valuation (gain) loss (0.30) 10.70 Unrealized hedging loss 9.90 6.60 Transaction related expenses 2.60 2.50 Gain on sale of the asphalt business (13.20) - Discontinued operations loss, net of tax 0.80 - Non controlling interest loss 7.60 5.70 Total adjustments 7.40 25.50 Adjusted EBITDA $199.10 $4.20 RINs mark-to-market 21.80 - EBITDA including total adjustments and RINs mark-to- $220.90 $4.20 market 41

DKL: Reconciliation of Cash Available for Distribution

(dollars in millions, except coverage)	2013[2]	1Q14[2]	2Q14[2]	3Q14[2]	4Q14[2]	2014[2]	1Q15[2]	2Q15	3Q15	4Q15	2015[3]
Reconciliation of Distributable Cash Flow to net cash from operating activities											
Net cash provided by operating activities	$49.4	$14.4	$31.2	$20.1	$20.8	$86.6	$15.8	$30.8	$20.2	$1.3	$68.0
Accretion of asset retirement obligations	(0.2)	(0.1)	(0.1)	(0.1)	0.0	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)
Deferred income taxes	(0.3)	0.0	(0.1)	(0.0)	0.2	0.1	(0.2)	0.2	0.0	0.0	(0.0)
Gain (Loss) on asset disposals	(0.2)	-	(0.1)	-	(0.0)	(0.1)	(0.0)	0.0	-	(0.1)	(0.1)
Changes in assets and liabilities	8.3	3.4	(6.0)	(1.6)	3.0	(1.2)	3.3	(7.3)	3.6	20.5	20.1
Maint. & Reg. Capital Expenditures	(5.1)	(0.8)	(1.0)	(0.8)	(3.9)	(6.5)	(3.3)	(3.9)	(3.5)	(2.7)	(13.4)
Reimbursement for Capital Expenditures	0.8	-	-	-	1.6	1.6	1.6	1.8	2.0	0.2	5.5
Distributable Cash Flow	$52.9	$17.0	$24.0	$17.7	$21.8	$80.3	$17.1	$21.4	$22.2	$19.0	$79.8
Distribution Coverage Ratio [1]	1.35x	1.61x	2.02x	1.42x	1.67x	1.68x	1.25x	1.49x	1.47x	1.18x	1.35x
Total Distribution [1]	$39.3	$10.5	$11.9	$12.4	$13.1	$47.9	$13.7	$14.4	$15.1	$16.1	$59.3

(dollars in millions, except coverage)	1Q16	2Q16	3Q16	4Q16	2016[3]	1Q17	2Q17	3Q17	4Q17[3]	2017[3]	1Q18	2Q18
Reconciliation of Distributable Cash Flow to net cash from operating activities												
Net cash provided by operating activities	$26.4	$31.2	$29.2	$13.9	$100.7	$23.5	$23.9	$30.5	$9.8	$87.7	$23.7	$28.0
Accretion of asset retirement obligations	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)	(0.1)	(0.1)	(0.3)	(0.1)	(0.1)
Deferred income taxes	-	-	-	0.2	0.2	-	(0.1)	(0.0)	0.3	0.1	-	-
Gain (Loss) on asset disposals	0.0	-	(0.0)	-	0.0	(0.0)	0.0	0.0	0.0	0.0	(0.1)	0.1
Changes in assets and liabilities	(5.4)	(7.1)	(10.0)	7.7	(14.9)	(3.6)	0.9	(8.5)	14.6	3.4	3.7	6.2
Maint. & Reg. Capital Expenditures	(0.7)	(0.9)	(0.7)	(3.6)	(5.9)	(2.2)	(2.1)	(0.7)	(4.4)	(9.4)	(0.3)	(1.0)
Reimbursement for Capital Expenditures	0.2	0.2	0.4	2.4	3.3	0.9	0.5	0.4	1.7	3.5	0.4	0.3
Distributable Cash Flow	$20.4	$23.3	$18.8	$20.6	$83.0	$18.4	$23.0	$21.6	$21.9	$85.0	$27.3	$33.5
Distribution Coverage Ratio [1]	1.20x	1.29x	0.98x	1.00x	1.11x	0.88x	1.06x	0.97x	0.96x	0.97x	1.14x	1.34x
Total Distribution [1]	$17.1	$18.1	$19.3	$20.5	$75.0	$21.0	$21.8	$22.3	$22.8	$87.9	$24.0	$25.0

1) Distribution based on actual amounts distributed during the periods; does not include LTIP accrual. Coverage is defined as cash available for distribution divided by total distribution.
2) Results in 2013, 2014 and 2015 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
3) In 4Q17, the reimbursed capital expenditure amounts in the determination of distributable cash flow were revised to reflect the accrual of reimbursed capital expenditures from Delek US rather than the cash amounts received for reimbursed capital expenditures during the years ended December 31, 2017, 2016 and 2015.

Note: May not foot due to rounding and annual adjustments that occurred in year-end reporting.

42

DKL: Income Statement and Non-GAAP EBITDA Reconciliation

	2013[1]	1Q14[1]	2Q14	3Q14	4Q14	2014[1]	1Q15[2]	2Q15	3Q15	4Q15
Net Revenue	**$907.4**	**$203.5**	**$236.3**	**$228.0**	**$173.3**	**$841.2**	**$143.5**	**$172.1**	**$165.1**	**$108.9**
Cost of Goods Sold	(811.4)	(172.2)	(196.6)	(194.1)	(134.3)	(697.2)	(108.4)	(132.5)	(124.4)	(71.0)
Operating Expenses	(25.8)	(8.5)	(9.5)	(10.2)	(9.7)	(38.0)	(10.6)	(10.8)	(11.6)	(11.7)
Contribution Margin	**$70.3**	**$22.8**	**$30.2**	**$23.7**	**$29.3**	**$106.0**	**$24.5**	**$28.8**	**$29.1**	**$26.2**
Depreciation and Amortization	(10.7)	(3.4)	(3.5)	(3.7)	(3.9)	(14.6)	(4.0)	(4.7)	(4.5)	(5.9)
General and Administration Expense	(6.3)	(2.6)	(2.2)	(2.5)	(3.3)	(10.6)	(3.4)	(3.0)	(2.7)	(2.3)
Gain (Loss) on Asset Disposal	(0.2)	-	(0.1)	-	-	(0.1)	-	-	-	(0.1)
Operating Income	**$53.2**	**$16.8**	**$24.4**	**$17.5**	**$22.1**	**$80.8**	**$17.1**	**$21.1**	**$21.8**	**$17.9**
Interest Expense, net	(4.6)	(2.0)	(2.3)	(2.2)	(2.1)	(8.7)	(2.2)	(2.6)	(2.8)	(3.0)
(Loss) Income from Equity Method Invesments								(0.1)	(0.3)	(0.1)
Income Taxes	(0.8)	(0.1)	(0.3)	(0.2)	0.5	(0.1)	(0.3)	(0.1)	(0.1)	0.6
Net Income	**$47.8**	**$14.7**	**$21.8**	**$15.1**	**$20.5**	**$72.0**	**$14.6**	**$18.3**	**$18.6**	**$15.3**
EBITDA:										
Net Income	$47.8	$14.7	$21.8	$15.1	$20.5	$72.0	$14.6	$18.3	$18.6	$15.3
Income Taxes	0.8	0.1	0.3	0.2	(0.5)	0.1	0.3	0.1	0.1	(0.6)
Depreciation and Amortization	10.7	3.4	3.5	3.7	3.9	14.6	4.0	4.7	4.5	5.9
Amortization of customer contract intangible asset	-	-	-	-	-	-	-	-	-	-
Interest Expense, net	4.6	2.0	2.3	2.2	2.1	8.7	2.2	2.6	2.8	3.0
EBITDA	$63.8	$20.2	$27.9	$21.2	$26.1	$95.4	$21.1	$25.7	$26.1	$23.6

	2015	1Q16	2Q16	3Q16	4Q16	2016	1Q17	2Q17	3Q17	4Q17	2017	1Q18	2Q18
Net Revenue	**$589.7**	**$104.1**	**$111.9**	**$107.5**	**$124.7**	**$448.1**	**$129.5**	**$126.8**	**$130.6**	**$151.2**	**$538.1**	**$167.9**	**$166.3**
Cost of Goods Sold	(436.3)	(66.8)	(73.1)	($73.5)	($88.8)	(302.2)	(92.6)	(85.0)	($89.1)	($106.1)	(372.9)	(119.0)	(106.0)
Operating Expenses	(44.8)	(10.5)	(8.7)	($9.3)	($8.8)	(37.2)	(10.4)	(10.0)	($10.7)	($12.3)	(43.3)	(12.6)	(14.9)
Contribution Margin	**$108.6**	**$26.8**	**$30.0**	**$24.7**	**$27.2**	**$108.7**	**$26.5**	**$31.8**	**$30.8**	**$32.8**	**$121.9**	**$36.3**	**$45.3**
Depreciation and Amortization	(19.2)	(5.0)	(4.8)	($5.4)	($5.6)	(20.8)	(5.2)	(5.7)	($5.5)	($5.5)	(21.9)	(6.0)	(7.0)
General and Administration Expense	(11.4)	(2.9)	(2.7)	($2.3)	($2.3)	(10.3)	(2.8)	(2.7)	($2.8)	($3.6)	(11.8)	(3.0)	(3.7)
Gain (Loss) on Asset Disposal	(0.1)	0.0	-	($0.0)	$0.0	0.0	(0.0)	0.0	($0.0)	($0.0)	(0.0)	-	0.1
Operating Income	**$77.9**	**$19.0**	**$22.5**	**$17.0**	**$19.2**	**$77.7**	**$18.5**	**$23.4**	**$22.6**	**$23.7**	**$88.1**	**27.3**	**34.7**
Interest Expense, net	(10.7)	(3.2)	(3.3)	($3.4)	($3.7)	(13.6)	(4.1)	(5.5)	($7.1)	($7.3)	(23.9)	(8.1)	(10.9)
(Loss) Income from Equity Method Invesments	(0.6)	(0.2)	(0.2)	($0.3)	($0.4)	(1.2)	0.2	1.2	$1.6	$1.9	5.0	0.8	1.9
Income Taxes	0.2	(0.1)	(0.129)	($0.1)	$0.3	(0.1)	(0.1)	(0.1)	($0.2)	$0.6	0.2	(0.1)	(0.1)
Net Income	**$66.8**	**$15.4**	**$18.9**	**$13.2**	**$15.3**	**$62.8**	**$14.6**	**$19.0**	**$16.9**	**$18.9**	**$69.4**	**$20.0**	**$25.6**
EBITDA:													
Net Income	$66.8	$15.4	$18.9	$13.2	$15.3	$62.8	$14.6	$19.0	$16.9	$18.9	$69.4	$20.0	$25.6
Income Taxes	(0.2)	0.1	0.1	0.13	(0.28)	0.1	0.1	0.1	0.2	($0.6)	(0.2)	0.1	0.1
Depreciation and Amortization	19.2	5.0	4.8	5.4	5.6	20.8	5.2	5.7	5.5	5.5	21.9	6.0	7.0
Amortization of customer contract intangible asset	-	-	-	-	-	-	-	-	-	-	-	0.6	1.8
Interest Expense, net	10.7	3.2	3.3	3.4	3.7	13.6	4.1	5.5	7.1	7.3	23.9	8.1	10.9
EBITDA	$96.5	$23.7	$27.1	$22.0	$24.4	$97.3	$23.9	$30.3	$29.7	$31.1	$115.0	$34.7	$45.4

1) Results in 2013 and 2014 are as reported excluding predecessor costs related to the dropdown of the tank farms and product terminals at both Tyler and El Dorado during the respective periods.
2) Results for 1Q15 are as reported excluding predecessor costs related to the 1Q15 dropdowns.
Note: May not foot due to rounding.

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Investor Relations Contact: Kevin Kremke Keith Johnson Executive Vice President, CFO Vice President of Investor Relations 615-224-1323 615-435-1366